Exhibit (h)(xiii)

FIFTH AMENDMENT TO FUND

PFO/TREASURER AGREEMENT

This fifth amendment (“Amendment”) to the Fund PFO/Treasurer Agreement (the “Agreement”) dated as of January 8, 2021 (the “Agreement”), by and between Perpetual Americas Funds Trust (the “Trust”) on behalf of each of its series (“Series”) and Foreside Fund Officer Services, LLC (“Foreside”) is entered into as of March 28, 2024 (the “Effective Date”).

WHEREAS, the JOHCM Funds Trust was renamed Perpetual Americas Funds Trust on February 1, 2024;

WHEREAS, the Trust, on behalf of its Series, and Foreside (the “Parties”) desire to amend Appendix A to the Agreement to reflect the addition of eight Funds; and

WHEREAS, Section 12(i) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.

Appendix A to the Agreement is hereby deleted in its entirety and replaced by the Appendix A attached hereto, which reflects the addition of: Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund, Barrow Hanley Credit Opportunities Fund, Barrow Hanley Emerging Markets Value Fund, Barrow Hanley Floating Rate Fund, Barrow Hanley International Value Fund, Barrow Hanley Total Return Bond Fund, Barrow Hanley US Value Opportunities Fund, and TSW Core Plus Bond Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PERPETUAL AMERICAS FUNDS TRUST		FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/ Jonathan Weitz	By:	/s/ Kelly Whetstone
Name: Jonathan Weitz		Name: Kelly Whetstone
Title: President		Title: Secretary

[Signature Page to Fifth Amendment to PFO/Treasurer Agreement]

Appendix A

Dated as of March 28, 2024

Series of Perpetual Americas Funds Trust subject to this Agreement

Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund

Barrow Hanley Credit Opportunities Fund

Barrow Hanley Emerging Markets Value Fund

Barrow Hanley Floating Rate Fund

Barrow Hanley International Value Fund

Barrow Hanley Total Return Bond Fund

Barrow Hanley US Value Opportunities Fund

JOHCM Emerging Markets Discovery Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Core Plus Bond Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

AGREED AND ACKNOWLEDGED:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on this Exhibit A

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	President

FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/ Kelly Whetstone
Name:	Kelly Whetstone
Title:	Secretary

[Signature Page to Fifth Amendment to PFO/Treasurer Agreement – Appendix A]